EXHIBIT 99.2

fIRST
first financial bancorp

First Financial Bancorp

Earnings Release Supplement

Third Quarter 2009

FFBC
NASDAQ
GLOBAL SELECT

FIRST

first financial bancorp

EXHIBIT 99.2




MICHIGAN
Grand Rapids
Lansing
Detroit
Toledo
Cleveland
Fort Wayne
INDIANA
OHIO
Columbus
Indianapolis
Dayton
Cincinnati
KENTUCKY
Louisville

fIRST
first financial bancorp

EXHIBIT 99.2

Loan Composition

(At Recorded Fair Value)

June 30, 2009 - $2.9 billion



30%
43%
12%
11%
4%

September 30, 2009 - $4.9 billion



28%
44%
16%
9%
3%

Covered Loans - $2.1 billion



28%
43%
22%
6%
1%

Uncovered Loans - $2.9 billion



28%
45%
12%
11%
4%

□Commercial ■Commercial Real Estate □Residential Real Estate □Home Equity ■Installments

Deposit Composition

June 30, 2009


15%
21%
24%
40%

- $2.8 billion in deposits
- WAR = 1.29%

September 30, 2009


14%
23%
17%
46%

- $5.8 billion in deposits
- WAR = 1.26%

DDA NOW Savings Time Deposits

FIRST

first financial bancorp

EXHIBIT 99.2

Credit Quality

(Excluding Covered Assets)

Table I	($ in thousands)						
	Three Months Ended					Year-to-Date	
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	September 30, 2009	September 30, 2008
Total Nonperforming Loans	$ 63,608	$ 37,790	$ 24,892	$ 18,185	$ 14,038	$ 63,608	$ 14,038
Total Nonperforming Assets	$ 67,909	$ 42,956	$ 28,405	$ 22,213	$ 18,648	$ 67,909	$ 18,648
Nonperforming Assets as a % of:							
Period-End Loans, plus OREO	2.36%	1.48%	1.04%	0.83%	0.70%	2.36%	0.70%
Total Assets	0.94%	1.14%	0.75%	0.60%	0.53%	0.94%	0.53%
Nonperforming Loans as a % of Total Loans	2.21%	1.31%	0.91%	0.68%	0.53%	2.21%	0.53%
Provision for Loan & Lease Losses	$ 26,655	$ 10,358	$ 4,259	$ 10,475	$ 3,219	$ 41,272	$ 8,935
Allowance for Loan & Lease Losses	$ 55,770	$ 38,649	$ 36,437	$ 35,873	$ 30,353	$ 55,770	$ 30,353
Allowance for Loan & Lease Losses as a % of:							
Period-End Loans	1.94%	1.34%	1.33%	1.34%	1.14%	1.94%	1.14%
Nonaccrual Loans	92.2%	102.8%	147.6%	199.5%	219.5%	92.2%	219.5%
Nonperforming Loans	87.7%	102.3%	146.4%	197.3%	216.2%	87.7%	216.2%
Total Net Charge-Offs	$ 9,534	$ 8,146	$ 3,695	$ 4,955	$ 2,446	$ 21,375	$ 7,639
Annualized Net Charge-Offs as a % of Average Loans & Leases	1.31%	1.19%	0.55%	0.73%	0.36%	1.03%	0.39%

fIRST
first financial bancorp

EXHIBIT 99.2

Capital Management

September 30, 2009

Table II	FFBC	Regulatory "well-capitalized" minimum
Leverage Ratio	14.60%	5%
Tier 1 Capital Ratio	16.21%	6%
Total Risk-Based Capital Ratio	17.46%	10%
EOP Tangible Equity / EOP Tangible Assets	8.57%	N/A
EOP Tangible Common Equity / EOP Tangible Assets	7.48%	N/A

N/A = not applicable

fIRST

first financial bancorp

EXHIBIT 99.2

Net Interest Income & Net Interest Margin

Table III	($ in thousands)				
	Quarter			Year-to-Date	
	3Q-09	2Q-09	3Q-08	September 30, 2009	September 30, 2008
Net Interest Income	$ 37,455	$ 31,209	$ 29,410	$ 99,592	$ 86,073
Net Interest Margin	3.59%	3.60%	3.68%	3.59%	3.72%
Net Interest Margin (fully tax equivalent)	3.61%	3.64%	3.73%	3.63%	3.79%

Noninterest Income

Table IV

($ in thousands)

	Quarter			Year-to-Date	
	3Q-09	2Q-09	3Q-08	September 30, 2009	September 30, 2008
Gain (Loss) on FHLMC shares	$ 154	$ 112	$ (3,400)	$ 277	$ (3,601)
Gain on Acquisition	383,330	-	-	383,330	-
Gain on Sale of Property & Casualty Portion of Insurance Business	-	-	-	574	-
Gain on Sales of Investment Securities (CPP 2Q-09; VISA 1Q-08)	-	3,349	-	3,349	1,585
Impact to Noninterest Income	$ 383,484	$ 3,461	$ (3,400)	$ 387,530	$ (2,016)

first financial bancorp

EXHIBIT 99.2

Service Charges on Deposit Accounts & Trust & Wealth Management Fees

Table V

	($ in thousands)				
	Quarter			Year-to-Date	
	3Q-09	2Q-09	3Q-08	September 30, 2009	September 30, 2008
Overdraft/Non-Sufficient Fund Fees	$ 3,735	$ 3,003	$ 3,789	$ 9,529	$ 10,757
Other	1,673	1,286	1,559	4,247	4,149
Total Service Charges on Deposit Accounts	$ 5,408	$ 4,289	$ 5,348	$ 13,776	$ 14,906
Trust Fees	3,132	2,944	3,811	9,022	11,691
Investment Advisory Fees	207	309	579	859	1,975
Total Trust & Wealth Management Fees	$ 3,339	$ 3,253	$ 4,390	$ 9,881	$ 13,666

fIRST
first financial bancorp

EXHIBIT 99.2

Investment Portfolio

September 30, 2009

Table VI

($ in thousands, excluding book price and market value)

	% of Total		Book Value	Book Yield	Book Price	September 30, 2009 Market Value		Pre-Tax Gain/(Loss)
UST Notes & Agencies	8.7%	$	54,502	4.65	99.76	101.92	$	1,160
CMOs (Agency)	9.9%		62,342	4.62	100.47	104.30		2,294
CMOs (Private)	0.0%		68	1.12	100.00	97.97		(1)
MBSs (Agency)	61.8%		389,469	4.64	100.94	104.92		14,753
Agency Preferred	0.1%		338	-	1.69	1.69		-
Subtotal	80.5%	$	506,719	4.64	100.69	103.46	$	18,206
Municipal	4.1%	$	25,512	7.15	99.01	101.43	$	616
Other *	15.4%		97,083	3.70	101.50	101.91		388
Subtotal	19.5%	$	122,595	4.42	100.98	101.81	$	1,004
Total Investment Portfolio	100.0%	$	629,314	4.60	100.75	103.17	$	19,210

Net Unrealized Gain/(Loss)	$	19,210
Aggregate Gains	$	19,488
Aggregate Losses	$	(278)
Net Unrealized Gain/(Loss) % of Book Value		3.05%

* Other includes $88 million of regulatory stock

fIRST

first financial bancorp

EXHIBIT 99.2

Investment Portfolio

September 30, 2009

Table VII

($ in thousands)

	06/30/09 Beginning Book Value	Change: Peoples	Change: Irwin	Change: Maturities/ Additions	09/30/09 Ending Book Value
UST Notes & Agencies	$ 41,145	$ -	$ 13,609	$ (252)	$ 54,502
CMOs (Agency)	65,879	-	-	(3,537)	62,342
CMOs (Private)	77	-	-	(9)	68
MBSs (Agency)	391,667	21,465	1,330	(24,994)	389,468
Agency Preferred	184	-	-	154	338
Subtotal	$ 498,952	$ 21,465	$ 14,939	$ (28,638)	$ 506,718
Municipals	$ 30,085	$ 349	$ 627	$ (5,549)	$ 25,512
Other *	31,839	15,867	50,021	(643)	97,084
Subtotal	$ 61,924	$ 16,216	$ 50,648	$ (6,192)	$ 122,596
Total Investment Portfolio	$ 560,876	$ 37,681	$ 65,587	$ (34,830)	$ 629,314

* Includes Regulatory Stock

	06/30/09	09/30/09
Net Unrealized Gain/(Loss)	$ 12,108	$ 19,210
Aggregate Gains	$ 13,072	$ 19,488
Aggregate Losses	$ (964)	$ (278)
Net Unrealized Gain/(Loss) % of Book Value	2.16%	3.05%

fIRST
first financial bancorp

EXHIBIT 99.2

Deposits

September 30, 2009

Table VIII
($ in thousands)

	Deposits, including Acquired Deposits			
	First Financial at 06/30/09	Acquired Deposits	Organic Growth	First Financial at 09/30/09
End of Period				
Transaction & Savings Deposits	$ 1,680,446	$1,401,965	$ 50,181	$ 3,132,592
Time Deposits	1,032,890	950,945	44,677	2,028,512
Broker Deposits	78,509	601,332	(4,961)	674,880
Total	$ 2,791,845	$2,954,242	$ 89,897	$ 5,835,984

fIRST

first financial bancorp

EXHIBIT 99.2

Borrowed Funds Position

September 30, 2009

Table IX

($ in thousands)

Borrowed Funds	06/30/09 Beginning Balance	Change 07/31/09 Peoples Additions	Change 09/18/09 Irwin Additions	Change 3Q-09 Maturities/ Additions	09/30/09 Ending Balance
Short Term Borrowings:					
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	$ 206,777	$ -	$ -	$ (171,014)	$ 35,763
Federal Home Loan Bank Advances	125,000	-	138,700	(198,700)	65,000
Other	25,000	-	-	(25,000)	-
Total Short Term Borrowings	$ 356,777	$ -	$ 138,700	$ (394,714)	$ 100,763
Long Term Borrowings:					
Federal Home Loan Bank Advances	$ 70,908	$ 63,477	$ 216,304	$ (5,334)	345,356
Securities Sold Under Agreements to Repurchase	65,000	-	-	-	65,000
Other	20,620	-	-	-	20,620
Total Long Term Borrowings	$ 156,528	$ 63,477	$ 216,304	$ (5,334)	$ 430,976
Total Short & Long Term Borrowings	$ 513,305	$ 63,477	$ 355,004	$ (400,048)	$ 531,739